EMPLOYMENT AGREEMENT

         AGREEMENT, dated as of the 30th day of June, 2000 by and between TII INDUSTRIES, INC., a Delaware corporation, having a place of business at 1385 Akron Street, Copiague, New York 11726 (hereinafter designated and referred to as "Company"), and Thomas J. Guzek residing at 16261 Berry View Court, Ballwin, MO 63011 (hereinafter designated and referred to as "Employee" or "him" ).

         WHEREAS, Company desires to employ the Employee as Executive Vice President, Chief Marketing Officer of the Company; and

         WHEREAS, the Employee is willing to continue such employment by the Company, all in accordance with provisions hereinafter set forth;

         NOW THEREFORE, in consideration of the promises and mutual covenants herein contained the parties hereto agree as follows:

         1. Term: The term of this Agreement shall be for a period of three (3) years commencing July 1, 2000 and automatically terminating on June 30, 2003, subject to earlier termination as provided herein or unless extended by mutual consent of both parties in writing sixty (60) days prior to the end of the term of this Agreement or any extension thereof, but nothing herein shall require the Company or Employee to agree to any specific term or condition or to any continuation of Employee's employment beyond the end of the term of this Agreement.

         2. Employment: Subject to the terms and conditions and for the compensation hereinafter set forth, the Company employs the Employee for and during the term of this Agreement. Employee is hereby employed by the Company as Executive Vice President, Chief Marketing Officer. The Employee does hereby accept such employment and agrees to use his best efforts and to devote all normal business time, during the term of this Agreement, to the performance of his duties faithfully, diligently and to the best of his abilities upon the conditions hereinafter set forth. Employee shall report to the President/CEO or his designee. Employee's primary place of work shall be Copiague, New York and Employee agrees to spend such time, from time to time, at the Company's other facilities and to visit customers, and vendors, and various industry associations as required to fulfill his duties and responsibilities as contemplated herein.

         3. Compensation: During the term of this Agreement, the Company agrees to pay Employee, and Employee agrees to accept, annual salary of Two Hundred Thousand Dollars ($200,000.00) payable every two weeks, less all applicable taxes, for all services rendered by Employee hereunder. Employee's annual salary shall be reviewed at the end of each year of employment hereunder and shall receive an increase as determined by the Company's Compensation Committee of the Board of Directors, unless financial factors of the Company deem otherwise as determined by the President. In addition, Employee shall be eligible to participate in the Company's Executive Bonus Plan, as adopted by the Company's Compensation Committee of the Board of Directors, after the first year of Employee's employment with the Company.

         4. Bonus: To compensate the Employee for the bonus he will forfeit by leaving his current position before that bonus is payable by his current employer, TII will pay to Employee Fifty Thousand Dollars ($50,000), less all applicable taxes, within the first month of Employee's employment with TII. At the end of the Employee's first year of Employee's employment with the Company, the Company will pay the Employee an additional bonus of Fifty Thousand Dollars ($50,000), less all applicable taxes. Should Employee voluntarily terminate his employment with TII before his first anniversary, any monies paid to Employee under this provision will be returned to TII.

         5. Option: The Company will extend to Employee a ten year stock option for 100,000 shares of Common Stock of the Company in accordance with the Company's 1998 Stock Option Plan, exercisable at the rate of 33.3% on the first anniversary of the stock option agreement and 33.3% on each of the next two anniversaries thereafter during the Employee's employment with the Company. The option will be exercisable at the market price of such shares on the day of grant. The options will be subject to all of the terms and conditions of the Plan and Employee hereby agrees to all such terms and conditions.

         6. 401K Plan: The Employee may enroll in the Company's 401K Plan upon meeting eligibility requirements.

         7.  Expenses:

         The Company shall reimburse Employee, not less often than monthly, for all reasonable and actual business expenses incurred by him in connection with his service to the Company, upon submission of appropriate vouchers and expense account reports.

         8. Company Allowance: The Company shall provide Employee with a monthly car allowance of Seven Hundred, Fifty Dollars ($750.00).

         9. Apartment Allowance: The Company shall provide Employee with a monthly apartment allowance of Five Hundred Dollars ($500.00) until Employee relocates to New York.

         10. Relocation Expense: The Company shall assist the Employee in relocating to New York. Such assistance will include van shipment of household and personal goods, travel expenses, as specified hereafter, and legal and closing expenses in acquisition of a dwelling. The Company will reimburse Employee transportation, lodging and meals for two trips for spouse and dependent children to the New York area for house searching. The Company will reimburse Employee transportation, lodging and meals for five trips between the Company's New York location and Employee's current home for himself prior to Employee's relocation to New York.

         11. Benefits: The Company shall provide medical and dental insurance and such other benefits, in accordance with the applicable Company benefit plans, as such plans may exist from time to time. The Employee shall be entitled to annual vacation in accordance with the Company's policy.

         12. Extent of Service: The Employee during the term of this Agreement shall devote his full normal business time, attention and energy and render his best efforts and skill to the business of the Company.

         13.  Restrictive Covenant:

          [A] Employee acknowledges that: (i) the business in which the Company is engaged is intensely competitive and that his employment by the Company will require that he have access to and knowledge of confidential information of the Company, including, but not limited to, certain of the Company's confidential plans for the creation, acquisition or disposition of products, expansion plans, product development plans, methods of pricing, special customer requirements for service, information on methods of servicing the customer, operational information such as formulas, financial status, and plans and personnel information, which are of vital importance to the success of the Company's business, and are "trade secrets" of the Company; (ii) the direct or indirect disclosure of any such confidential information to existing or potential competitors of the Company would place the Company at a competitive disadvantage and would cause damage, financial and otherwise, to the Company's business; and
(iii) by his training, experience and expertise, some of his services to the Company will be special and unique.

         Employee understands and agrees that such trade secrets give or may give the Company a significant competitive advantage. Employee further recognizes that the success of the Company depends on keeping confidential both the trade secrets already developed or to be acquired and any future developments of trade secrets. Employee understands that in his capacity with the Company he will be entrusted with knowledge of such trade secrets and, in recognition of the importance thereof and in consideration of his employment by the Company hereunder, agrees that he will not, without the consent of the President/CEO in writing, make any disclosure of trade secrets now or hereafter possessed by the Company to any person, partnership, corporation or entity either during or after the term hereunder, except to such employees of the Company or its subsidiaries or affiliates, if any, as may be necessary in the regular course of business and except as may be required pursuant to any court order, judgment or decision from any court of competent jurisdiction. The provisions of this Section 13[A] shall continue in full force and effect notwithstanding any termination of this Agreement.

         [B] Employee agrees that during the term of his employment with the Company and for a period of two years thereafter he will not directly or indirectly become affiliated as an officer, director, employee or consultant or as a substantial security holder with any other company or entity whose business is directly or indirectly competitive with any business then being planned or conducted by the Company or its divisions and subsidiaries. For the purpose hereof, "substantial security holder" shall mean ownership, directly or indirectly, of more than 3% of any class of securities of a company or partnership interest in any partnership or indebtedness of any such entity in excess of $25,000. The provisions of this
Section 13[B] shall continue in full force and effect notwithstanding any termination of this Agreement.

         14.  Discoveries, etc.:

         [A] The Company shall be the owner, without further compensation, of all rights of every kind in and with respect to any reports, materials, inventions, processes, discoveries, improvements, modifications, know-how or trade secrets hereafter made, prepared, invented, discovered, acquired, suggested or reduced to practice (hereinafter designated and referred to as "Property Rights") by Employee in connection with Employee's performance of his duties pursuant to this Agreement, and the Company shall be entitled to utilize and dispose of such in such manner as it may determine.

         [B] The Employee agrees to and shall promptly disclose to the President/CEO or his designee all Property Rights (whether or not patentable) made, discovered or conceived of by him , alone or with others, at any time during his employment with the Company, whether on the Company's or his own time and irrespective of whether on or off the Company's premises, provided only that such Property Rights (1) relate to or are useful in any phase of the business in which the Company may be engaged during the period of employment, or (2) relate to any subject matter or problems within the scope of Employee's employment, or
(3) relate to or involve the use of any data or information of which the Employee has been or may become informed by reason of employment with the Company. The Employee hereby appoints the Company as Employee's attorney-in-fact to execute in accordance with the laws of any country patent applications, assignments or other documents considered necessary or desirable by the Company. Any such Property Rights will be the sole and exclusive property of the Company, and Employee will execute any assignments requested by the Company of his right, title or interest in any such Property Rights without further demand or consideration, and, in addition, the Employee will also provide the Company with any other instruments or documents requested by the Company, at the Company's expense, as may be necessary or desirable in applying for and obtaining patents with respect thereto in the United States and all foreign countries. The Employee also agrees to cooperate with the Company in the prosecution or defense of any patent claims or litigation or proceedings involving inventions, trade secrets, trademarks, service marks, secret processes, discoveries or improvements, during his employment by the Company. Employee's cooperation after his employment is subject to his availability and the Company agrees to reimburse Employee for loss of income and expenses incurred in connection therewith. Said cooperation shall not be withheld by Employee.

         15. Confidential Information: Employee recognizes and acknowledges that the Company, through the expenditure of considerable time and money, will acquire, has developed and will continue to develop in the future, information, skills, confidential information, know-how, formulae, technical expertise and methods relating to or forming part of the Company's services and products and conduct of its business, and that the same are confidential and proprietary, and are "trade secrets" of the Company. Employee understands and agrees that such trade secrets give or may give the Company a significant competitive advantage. Employee further recognizes that the success of the Company depends on keeping confidential both the trade secrets already developed or to be acquired and any future developments of trade secrets. Employee understands that in his capacity with the Company he will be entrusted with knowledge of such trade secrets and, in recognition of the importance thereof and in consideration of his employment by the Company hereunder, agrees that he will not, without the consent of the President/CEO in writing, make any disclosure of trade secrets now or hereafter possessed by the Company to any person, partnership, corporation or entity either during or after the term hereunder, except to such employees of the Company or its subsidiaries or affiliates, if any, as may be necessary in the regular course of business and except as may be required pursuant to any court order, judgment or decision from any court of competent jurisdiction. The provisions of this Section shall continue in full force and effect notwithstanding any termination of the Agreement.

         16. Irreparable Harm: Employee agrees that any breach or threatened breach by Employee of provisions set forth in Section Thirteen (13), Fourteen
(14) and Fifteen (15) of this Agreement, would cause the Company irreparable harm and the Company may obtain injunctive relief against such actual or threatened conduct and without the necessity of a bond.

         17. Return of Company Property: Employee agrees that following the termination of his employment for any reason, he shall return all property of the Company which is then in or thereafter comes into his possession, including, but not limited to, documents, contracts, agreements, plans, photographs, customer lists, books, notes, electronically stored data and all copies of the foregoing as well as any other materials or equipment supplied by the Company to the Employee.

         18.  Termination:

         [A] Death: In the event of the Employee's death during the term of his employment, this Agreement shall automatically terminate on the date of death, and Employee's estate shall be entitled to payment of Employee's salary until date of death. All other benefits and compensation described herein shall terminate on the date of death unless otherwise stipulated in the applicable Company plan.

         [B] Disability: In the event the Employee, by reason of physical or mental incapacity, shall be disabled for a period of at least two (2) consecutive months or three (3) months in the aggregate in any twelve (12) month period of this Agreement or any extension hereof, the Company shall have the option at any time thereafter to terminate Employee's employment and to terminate this Agreement. Such termination to be effective ten (10) days after the Company gives written notice of such termination to the Employee, and all obligations of the Company hereunder shall cease upon the date of such termination unless otherwise stipulated in the appropriate Company plan. "Incapacity" as used herein shall mean the inability of the Employee to perform his normal duties.

         [C]  Company's Rights to Terminate This Agreement:

                  [a] The Company shall have the right, before the expiration of the term of this Agreement and during any extension hereof, to terminate this Agreement and to discharge Employee for cause (hereinafter "Cause"), and all compensation to

Employee shall cease to accrue upon discharge of the Employee for Cause. For the purposes of this Agreement, the term "Cause" shall mean the Employee's (I) violation of the Company's written policy or specific written directions of the President or his designee, and/or Board of Directors, which directions are consistent with normally acceptable business practices or the failure to observe, or the failure or refusal to perform any obligations required to be performed in accordance with this Agreement, (ii) if the President determines that Employee has committed a demonstrable act (or omission) of malfeasance seriously detrimental to the Company (which shall not include any exercise of business judgment in good faith).

                  [b] If the Company elects to terminate Employee's employment for Cause, the Company shall first give Employee written notice and a period of ten (10) days to cure such Cause, and if such Cause is not cured in said ten (10 ) days, such termination shall be effective five (5) days after the Company gives written notice of such failure to cure to the Employee. In the event of a termination of the Employee's employment for Cause in accordance with the provisions of Section 18[C][b], the Company shall have no further obligation to the Employee, except for the payment of salary through the date of such termination from employment.

                  [c]   Notwithstanding   anything  in  this  Agreement  to  the
contrary, the Company may terminate the Employee's employment for reasons other than Cause.

         [D]  Employee's Right to Terminate This Agreement:

                  [a] If the Company elects to reduce in rank or authority the Employee's duties under this Agreement, without the mutual agreement of the Employee, the Employee shall first give Company written notice and a period of ten (10) days to cure same, and if same is not cured in said ten (10) days Employee may terminate this Agreement effective five (5) days after the Employee gives written notice of such failure to cure.

         [E] Severance: In the event the Employee's employment hereunder shall be terminated by the Company for other than Cause, death or disability, or by the Employee pursuant to Section 18 [D] hereof, (1) the Employee shall thereupon receive as severance pay in a lump sum the amount of Compensation pursuant to
Section 3 hereof and bonuses which the Employee would have received for a one year period of time; and (2) the Employee's (and his dependents') participation in any medical, dental and other insurance plans shall be continued, or equivalent benefits provided to him or them by the Company, at no cost to him or them, for a period of one year from the termination; and (3) any options granted to the Employee which have not, by the terms of the options, vested, shall be deemed to have vested at the termination of employment, and shall thereafter be exercisable for the maximum period of time allowed for exercise thereof under the terms of the applicable Company stock option plan(s), provided that such period shall not exceed 90 days following such termination. An election by the Employee to terminate his employment under the provisions of Section 18[D] shall not be deemed a voluntary termination of employment of the Employee for the purpose of interrupting the provisions of any of the Company's employee benefits plans, programs or policies.

         19. Waiver: Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any other breach or default hereof.

         20. Governing Law: The validity of this Agreement or of any of the provisions hereof shall be determined under and according to the laws of the State of New York, and this Agreement and its provisions shall be construed according to the laws of the State of New York, without reference to its choice of law rules.

         21. Notice: Any notice required to be given pursuant to the provisions of this Agreement shall be in writing and by facsimile or registered or certified mail or equivalent (i.e., Federal Express) and mailed to the following addresses:

                   Company:   TII Industries, Inc.
                              1385 Akron Street
                              Copiague, New York 11726
                   Attention: Timothy J. Roach
                              President/CEO

                   Employee:  Thomas Joseph Guzek
                              16261 Berry View Court
                              Ballwin, MO  63011

         22. Assignment: The Employee's assignment of this Agreement or any interest herein, or any monies due or to become due by reason of the terms hereof, without the prior written consent of the Company shall be void. This Agreement shall be assignable and binding to a corporation or other business entity that succeeds to all or substantially all of the business of the Company through merger, consolidation, corporate reorganization or by acquisition of all or substantially all of the assets of the Company and which assumes Company's obligations under this Agreement.

         23. Miscellaneous: This Agreement contains the entire understanding between the parties hereto and supersedes all other oral and written agreements or understandings between them. No modification or addition hereto or waiver or cancellation of any provision shall be valid except by a writing signed by the party to be charged therewith.

         24. Obligations of a Continuing Nature: It is expressly understood and agreed that the covenants, agreements and restrictions undertaken by or imposed on either party hereunder, which are stated to exist or continue after termination of Employee's employment with the Company, shall exist and continue on both parties irrespective of the method or circumstances of such termination from employment or termination of this Agreement.

         25. Severability: Employee agrees that if any of the covenants, agreements or restrictions on the part of Employee are held to be invalid by any court of competent jurisdiction, such holding will not invalidate any of the other covenants, agreements and/or restrictions herein contained and such invalid provisions shall be severable so that the invalidity of any such provision shall not invalidate any others. Moreover, if any one or more of the provisions contained in this Agreement shall be held to be excessively broad as to duration, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law.

         26. Representation: Employee represents and warrants that he has the legal right to enter into this Agreement and to perform all of the duties and obligations on his part to be performed hereunder in accordance with its terms and that he is not a party to any agreement or understanding, written or oral, which prevents Employee from entering into this Agreement or performing all of his duties and obligations hereunder. In the event of a breach of such representation or warranty on his part or if there is any other legal impediment which prevents him from entering into this Agreement or performing all of his duties and obligations hereunder, the Company shall have the right to terminate this Agreement in accordance with
Section 18[C] [a]. Without limiting the foregoing, Employee represents and warrants that he is not a party to any agreement which prohibits or limits his ability to fulfill his duties and responsibilities contemplated herein.

         27. Descriptive Headings: The paragraph headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                       TII INDUSTRIES, INC.


                                       By:   /s/ Timothy J. Roach
                                           -----------------------------
                                                Timothy J. Roach
                                                President, CEO and
                                                Vice Chairman of the Board

                                       Employee:



                                           /s/ Thomas J. Guzek
                                       --------------------------------
                                                Thomas J. Guzek